UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2018

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
 1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)
(856) 346-8200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of American Water Works Company, Inc., a Delaware corporation (the “Company”), was held on May 11, 2018. An aggregate of 159,953,201 shares, or 89.8% of the Company’s issued and outstanding common stock as of March 15, 2018, the record date for the 2018 Annual Meeting, was represented in person or by proxy at the 2018 Annual Meeting, constituting a quorum. The results of voting at the 2018 Annual Meeting on each of the matters submitted to a vote of the Company’s stockholders thereat is as set forth below.

1.
The following eight nominees were elected as directors of the Company for a term expiring at the 2019 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, and received the votes set forth adjacent to their names below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey N. Edwards	137,451,276	264,166	398,511	21,839,248
Martha Clark Goss	133,861,043	3,870,770	382,140	21,839,248
Veronica M. Hagen	137,430,458	293,737	389,758	21,839,248
Julia L. Johnson	136,134,443	1,587,731	391,779	21,839,248
Karl F. Kurz	137,395,858	321,610	396,485	21,839,248
George MacKenzie	134,240,736	3,481,024	392,193	21,839,248
James G. Stavridis	137,411,761	305,492	396,700	21,839,248
Susan N. Story	133,926,302	3,801,823	385,828	21,839,248

2.	The stockholders approved, on an advisory basis, the compensation of our named executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
133,661,315	3,819,135	633,503	21,839,248

3.
The ratification of the appointment, by the Audit Committee of the Board of Directors (the “Board”), of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018, was approved by the following vote:

For	Against	Abstain
154,461,016	5,016,547	475,638

4.	The following non-binding stockholder proposals were not approved by the following votes:

Proposal Name	For	Against	Abstain	Broker Non-Votes
Human Right to Water and Sanitation	18,371,982	115,527,756	4,214,215	21,839,248
Lobbying Expenditures	52,460,422	77,817,643	7,835,888	21,839,248
Political Contributions	53,820,194	81,466,463	2,827,296	21,839,248

Item 8.01.    Other Events.
Appointment of Chairman and Board Committee Members
Following the 2018 Annual Meeting, the Board appointed director Karl F. Kurz to serve as Chairman of the Board and the following directors to be members of the Board’s standing committees, effective as of May 11, 2018 and until the 2019 Annual Meeting of Shareholders or until his or her earlier death, resignation or removal:

Committee	Members
Audit, Finance and Risk	Martha Clark Goss (Chair), Jeffrey N. Edwards, George MacKenzie and Admiral James G. Stavridis
Executive Development and Compensation	Julia L. Johnson (Chair), Martha Clark Goss and Veronica M. Hagen
Nominating/Corporate Governance	George MacKenzie (Chair), Veronica M. Hagen and Julia L. Johnson
Safety, Environmental, Technology and Operations	Veronica M. Hagen (Chair), Jeffrey N. Edwards and Admiral James G. Stavridis
Implementation of Provisional Water and Wastewater Rates in New Jersey
On May 11, 2018, New Jersey-American Water Company, Inc. (“NJAWC”), a wholly owned subsidiary of the Company, filed to implement approximately $75 million in provisional rates for water and wastewater service while the New Jersey Board of Public Utilities (the “NJBPU”) reviews NJAWC’s general rate case, which was filed on September 15, 2017. In this general rate case, NJAWC has requested $117 million in additional annualized water and wastewater revenues, which reflect the reduction in the federal corporate income tax rate resulting from the Tax Cuts and Jobs Act. The provisional rates will take effect on June 15, 2018 and will remain in effect, subject to refund, until the NJPBU renders its final decision on NJAWC’s general rate case, which is expected later in 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: May 11, 2018	By:	/s/ MICHAEL A. SGRO
Michael A. Sgro
Executive Vice President, General Counsel and Secretary